EXHIBIT 10.8.2

HEALTHSOUTH Corporation

NON-QUALIFIED STOCK OPTION AGREEMENT

(Pursuant to the 1997 Stock Option Plan)

OPTION granted in Birmingham, Alabama on                                          (the “Date of Grant”) by HEALTHSOUTH Corporation, a Delaware corporation (the “Corporation”), to                                          (the “Grantee”).

1. GRANT OF OPTION. The Corporation hereby grants to the Grantee the irrevocable Option to purchase, on the terms and subject to the conditions herein set forth, up to                              fully paid and nonassessable shares of the Corporation’s Common Stock, par value $.01 per share, at the option price of $                     per share, being not less than 100% of the fair market value of such Common Stock on the Date of Grant.

The Option is granted pursuant to the Corporation’s 1997 Stock Option Plan (the “Plan”), a copy of which is attached hereto. The Option is subject in its entirety to all the applicable provisions of the Plan as in effect on the Date of Grant, which are hereby incorporated herein by reference.

2. PERIOD OF OPTION. Except as otherwise provided in the Plan, the Option is cumulatively exercisable in installments in accordance with the following schedule:

Year Beginning	Percent of Shares Subject to Option Purchasable
1997	None
1998	25%
1999	50%
2000	5%
2001	100%

The Option may be exercised from time to time during the option period as to the total number of shares allowable under this Section 2, or any lesser amount thereof. The Option is not exercisable before                                                   or after                                     .

3. METHOD OF EXERCISE OF OPTION. The Option may be exercised in whole or in part by the Grantee’s giving written notice, specifying the number of shares which the Grantee elects to purchase and the date on which such purchase is to be made, to the Corporation by mail, postage prepaid, or delivering such notice by hand to the Corporation at its principal office in Birmingham, Alabama, to the attention of the Chairman of the Board, President and Chief Executive Officer, at least ten and not more than thirty days prior to the date specified in such notice as the date on which such purchase is to be made. Alternatively, this Option may be exercised in any other manner as to which the Corporation gives the Grantee written notice from time to time.

If such exercise shall be in accordance with the provisions of the Option, as specified in this Stock Option Agreement, the Corporation shall, on the date specified in the notice and against receipt from the Grantee of the option price, deliver, at its principal office in Birmingham, Alabama, a certificate or certificates for the shares of Common Stock so purchased and shall pay all stamp taxes payable in connection therewith. For purposes of this Section 3, a person to whom the Option is transferred by will or pursuant to the laws of descent and distribution, as contemplated by the Plan, shall be deemed to be the Grantee.

4. TRANSFERABILITY. Except for transfers permitted under Section 10 of the Plan, the Option is not transferable otherwise than by will or pursuant to the laws of descent and distribution, and is exercisable during the Grantee’s lifetime only by the Grantee.

5. BINDING AGREEMENT. This Stock Option Agreement shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of the Grantee’s beneficiary or legal representatives, as the case may be.

6. ENTIRE AGREEMENT. This Stock Option Agreement contains the entire agreement of the parties with respect to the Option granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.

If the foregoing is in accordance with your understanding and approved by you, please so confirm by signing and returning the duplicate of this Stock Option Agreement enclosed for that purpose.

HEALTHSOUTH Corporation

By
Its

The foregoing is in accordance with my understanding and is hereby confirmed and agreed to as of the Date of Grant.

, Grantee